Exhibit 10.1

Execution Version

AMENDMENT NO. 4
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 4 (this “Amendment”) to the Investment Management Trust Agreement is made as of November 30, 2020 by and between Leisure Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into the Investment Management Trust Agreement (“Trust Agreement”) effective as of December 1, 2017 and as amended on December 5, 2019, March 26, 2020 and June 29, 2020;

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a special meeting of stockholders of the Company (the “Special Meeting”) held on November 24, 2020, holders of at least 65% of the Company’s outstanding shares approved, among other items, (i) a proposal to amend (the “Extension Amendment”) the Company’s second amended and restated certificate of incorporation, as amended, to extend the date by which the Company shall be required to effect a Business Combination to June 30, 2021, or such earlier date determined by the Board (the “Extended Date”) and (ii) a proposal to extend the date on which the Trustee must commence liquidating the Trust Account (the “Trust Amendment”) in the event the Company has not consummated a Business Combination by the Extended Date; and

WHEREAS, on the date hereof, the Company is filing the Extension Amendment with the Secretary of State of the State of Delaware;

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i)	Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or Chairman of the board of directors (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $75,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) June 30, 2021, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $75,000 of interest that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Stockholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;

2.	All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

3.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

4.	This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

5.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company,
as Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

Leisure Acquisition Corp.

By:	/s/ Daniel B. Silvers
Name: Daniel B. Silvers
Title: Chief Executive Officer

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